Exhibit  10.7(g)


                                        AMENDMENT NO. 6
                                TO
           SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     This Amendment No. 6, dated as of February 28, 1995, is between Concurrent Computer Corporation (the "Company"), Fleet Bank of Massachusetts, N.A. ("Fleet") and CIBC Inc. ("CIBC", together with Fleet, the "Lenders").

     WHEREAS, the Company has requested that the Lenders agree to amend the Second
Amended and Restated Credit Agreement dated as of July 21, 1993, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of September 28, 1993, Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of November 10, 1993, Amendment No. 3 to Second Amended and Restated Credit
Agreement dated as of November 18, 1993, Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of February 18, 1994 and Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of August 19, 1994 (the "Credit Agreement") between the Company, the Lenders and Fleet, as Agent for the
Lenders:

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company and, pursuant to Section 12.04 of the Credit
 Agreement, the Lenders hereby agree as follows:

     1. Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     2. Section 4.01 of the Credit Agreement is amended by replacing the text thereof with the following:

          "The Company hereby promises to pay directly to Fleet and to CIBC the remaining outstanding principal balances due under their respective Term Loans payable in equal installments of $360,119.05 and $327,380.95 respectively on May 31, 1995, June 30, 1995,
          July 31, 1995, August 31, 1995 and September 15, 1995, with a final balloon payment in the amount of all unpaid principal and accrued interest due and payable on the Maturity Date."

     3. Section 9.31 of the Credit Agreement is amended by replacing the text thereof with the following:

          "The Company will not permit Domestic Liquid Assets at the end of each fiscal month to be less than the amount set forth below opposite each such month.

          Fiscal Month Ending      Domestic Liquid Assets

          February 28, 1995                      $18,400,000
          March 31, 1995                    $18,400,000
          April 30, 1995                    $18,400,000
          May 31, 1995                      $17,700,000
          June 30, 1995
          and each fiscal month thereafter            $17,000,000

          For purposes hereof "Domestic Liquid Assets" shall mean the sum of (a) domestic cash and cash equivalents, (b) Eligible Accounts Receivable, and (c) domestic inventory."

     4. The Company shall pay to the Lenders a restructuring and amendment fee of
$100,000 ($52,380 to Fleet and $47,620 to CIBC), $50,000 of which shall be due
 and
payable immediately, with the balance of such fee due and payable on or before June
 30, 1995.

     5. The Company acknowledges and agrees that (a) as of the date hereof, the principal amount of the Term Loans equals $15,437,500.09, and (b) such amount is due and owing to the Lenders without offset, defense or counterclaim of any kind or nature.

     6. The Company acknowledges and agrees that (a) the security interest granted to the Agent pursuant to the Amended Security Agreement constitutes a perfected first priority enforceable security interest in all of the personal property of the
Company (other than personal property of the Company which is not included in
"Collateral", as defined in such Agreement) which may be perfected by the filing of a UCC Financing Statement, including without limitation, accounts, inventory, equipment and general intangibles, (b) pursuant to the Mortgage, the Agent has an enforceable first mortgage on the real property (and improvements thereon and fixtures thereat) owned by the Company and located in Tinton Falls and
Oceanport, New Jersey, (c) pursuant to the Pledge Agreements and the instruments of transfer executed in connection therewith, the Agent has a first priority security interest in the "Pledged Stock," as defined in each such Agreement, and (d) the foregoing security interests and mortgage secure any and all of the obligations of
the Company to the Lenders and/or Agent now existing or hereafter arising, including the obligations of the Company under, arising from or related to the Term
Loans and
L/C's.

     7. Except as otherwise expressly provided above, (a) all terms and conditions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed, and (b) the execution, delivery and effectiveness of this
Amendment No. 6 shall not operate as a waiver of any right, power or remedy of any
Lender or the Agent under any of the Basic Documents, nor constitute a waiver of any provision under any of such Documents.

     8.   The Company represents and warrants that other than with respect to
Section 8.04 of the Credit Agreement, (a) the representations and warranties set forth in the Credit Agreement and the Security Documents are true and accurate as of the date hereof, and (b) no Specified Event exists.

     9. This Amendment No. 6 only shall be effective upon (a) the Company's payment to Fleet and CIBC in immediately available funds of the first installment of the amendment and restructuring fee referenced in Paragraph 4 hereof, and (b) receipt by the Agent of a legal opinion from the General Counsel of the Company in
form and substance satisfactory to the Agent and Lenders.

     10. This Amendment No. 6 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the other parties hereto may execute this Amendment No. 6 by signing any such counterpart. This Amendment No. 6 shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be duly executed as of the date first above written.

                              CONCURRENT COMPUTER CORPORATION


                              By:  /S/ Roger J. Mason
                                       Roger J. Mason


                              FLEET BANK OF MASSACHUSETTS, N.A.


                              By:  /S/ Gordon R. Massey
                                       Gordon R. Massey



                              CIBC INC.



                              By: /S/ Tom R. Wagner
                                      Tom R. Wagner